UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 500-7867

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 13, 2011, the trading plans adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the policies governing stock transactions by directors, executive officers and other employees of Aegerion Pharmaceuticals, Inc. (the “Company”), entered into on March 4, 2011 by Marc Beer, Chief Executive Officer of the company, were terminated in accordance with their terms. Rule 10b5-1 allows corporate insiders to establish, modify or terminate prearranged stock trading plans when they are not in possession of material non-public information.

At the time of such terminations Mr. Beer had complied with all terms of the plans, and had made total purchases of 34,438 shares of the common stock of the Company under the plans. Mr. Beer also purchased 105,263 shares of common stock of the Company in the Company’s initial public offering of its common stock on October 27, 2010, as well as 64,516 shares of common stock of the Company in the Company’s public offering of its common stock on June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer
Chief Executive Officer